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                                                                    EXHIBIT 99.3

Willis Group, LLC
December 15, 1999
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                                                          December 15, 1999





Mr. James R. Crane
15350 Vickery Drive
Houston, Texas,  77032

Dear Jim:

     This letter will evidence the agreement between you ("Seller") and the undersigned, WILLIS GROUP, LLC ("Purchaser"), with respect to the sale by the Seller to the Purchaser of all of Seller's right, title and interest in certain Common Stock, Warrants and Options of Equalnet Communications Corp(OTC BB:ENET.OB) or "Securities" currently held in your name.

     Upon the terms set forth herein, the Seller hereby sells, transfers and assigns the Securities to the Purchaser, without recourse or warranty of any kind except as expressly set forth herein, and the Purchaser hereby purchases and agrees to accept from the Seller, the Securities.

     In consideration for the Securities being sold hereunder, Purchaser contemporaneously with the execution of this agreement shall execute and deliver to Seller Purchaser's Promissory Note in the original principal amount of $250,000.00 dated December 15, 1999, payable as provided therein and shall execute and deliver a certain Security Agreement pledging the Securiities as Collateral for Purchaser's Promissory Note.

     Seller hereby represents and warrants to the Purchaser that Seller is the owner of the Securities and has the right to sell, assign and transfer the same. Each party agrees to execute such other documents as he may be reasonably requested to execute by the other party after the date of this agreement to carry out the purposes of this agreement.


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Willis Group, LLC
December 15, 1999
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     Purchaser is aware the Securities are restricted and subject to Rule 144 of the Security Code.

     If the foregoing accurately reflects your understanding of our agreements with respect to the matters to which it relates, please acknowledge your acceptance and agreement below in the space provided.

                                   Very truly yours,

                                   /s/ MARK A. WILLIS
                                   ------------------------------
                                   Mark A. Willis, President
                                   WILLIS GROUP, LLC



ACCEPTED AND AGREED to
the 15th day of December, 1999:

/s/ JAMES R. CRANE
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James R. Crane